© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

AGREEMENT OF PURCHASE

AND SALE OF BUSINESS ASSETS

of

Walnut Cove

This Agreement of Purchase and Sale (the “Agreement”) is made in two original copies, effective December 28, 2009.

BETWEEN:

Brad Snyder & Darren Carter, (the "Individual"), with physical address located at:

BSnyder2@triad.rr.com

Business Address:

711 S. Main Street

Walnut Cove, NC

AND:

Clean Sweeps Holding Group, LLC (the "Purchaser"), a wholly own company of City Capital Corporation, organized and existing under the laws of the state of Nevada, with its head office located at:

2000 Mallory Lane

Franklin, TN 30367

1.

SUBJECT-MATTER

Information - Business Being Sold

Name:

Walnut Cove Sweepstakes

Operating Name:

Business Address:

     711 S. Main Street

Business Description:

A sales and service provider of internet and phone card sales, and other business assistance services such as copy, fax, and business mentoring. Primary method of retaining existing clients and attracting new customers is through marketing an entertaining and potentially rewarding sweepstakes opportunity.

Business Registration:

Current business is registered in the name of Brad Snyder

Registered Business Name:

SOSID:

Date Formed:

Registered Office Address:

Registered Agent:

1.1

Clean Sweeps Holding Group, LLC (herein after named “The Purchaser”) agrees to buy and Brad Snyder (herein after named “Individual”) the Individual agrees to sell to the Purchaser as a going concern all the undertaking and assets owned by the Individual in connection with Walnut Cove Sweepstakes business carried on as at 711 S. Main Street Walnut Cove, NC  (the"business") including, without limiting the generality of the foregoing:

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

a)

The furniture, fixtures and equipment;

b)

All client lists and any client purchasing habits and trends database;

c)

All useable parts and supplies (the "parts and supplies");

   d)

   For consulting services for the period of no less than 30 days to ensure seamless transition and support of operational services;

e)

All equipment & assets (see Appendix A – Inventory Sheet To Be Included);

f)

All operating plans

g)

Assumption of the business name of LLC entity;

 h)

All leasehold interest from leasing company (the “lease”);

 i)

Funds available as payout of the current reporting period as indicated by ‘cashing flow’ report detail;

j)

The goodwill of the business together with the exclusive right to the Purchaser to represent itself as carrying on business in succession to the Individual and to use the business style of the business, business name, and variations in the business to be carried on by the Purchaser (the "goodwill").

1.2

The following assets are expressly excluded from the purchase and sale:

a)

None determined

2.

PURCHASE PRICE: $80,000.00

2.1

The purchase price payable for the undertaking and assets agreed to be bought and sold covers but is not limited to the following:

a)

For the equipment and inventory of chairs, counters, copier, fax, scanner, security equipment, and all business, supplies;

b)

For sales orders, client lists, and sales database;

c)

For operating plan and reports including marketing, incentives and standard;

d)

For the parts and supplies, their direct cost to the Individual;

e)

For high level management and consulting services for a period of no less than 60 days to ensure seamless transition and support of operational services when needed;

f)

For the trademark and business name;

g)

For all security equipment;

h)

For reimbursement of security deposit of leases;

i)

For the goodwill; and

j)

For all other assets agreed to be bought and sold (see Appendix A).

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

3.

TERMS OF PAYMENT

3.1

Payment is due by total lump sum on the date of purchase set for December 31, 2009.

3.2

Individual will provide payment instructions no later than at the time of review and acceptance of the terms of this purchase agreement.

3.3

The Individual acknowledges once wire is confirmed Purchaser will take possession of business at the start of the next business day, which is expected as January 2010.

3.4

Purchaser will assume all operating expenses effective with the date of possession.  Rent and utilities exceptions apply as Purchaser will assume rent January 1, 2010 and will only pay utilities not currently accrued and due.

4.

EMPLOYEES

5.1

In addition to anything else in this agreement, the following are conditions of employees:

a)

Purchaser agrees to meet with existing staff to determine continued employment.

b)

All existing staff remaining as an employee of the Purchaser upon execution of the purchase will become new hires of CleanSweep Holding Group, LLC.

c)

Staff will be paid in accordance with Purchaser’s current company payroll schedule upon becoming employed by Purchaser.

d)

Purchaser does have sole discretion of deciding on continued future employment for all current staff and will base decision of continued employment on the current staff’s ability to service all clients with a high degree of quality customer service while displaying integrity and honesty and performing as expected.

5.

CONDITIONS, REPRESENTATIONS AND WARRANTIES

5.1

In addition to anything else in this agreement, the following are conditions of completing this agreement:

a)

Individual agrees to work with Purchaser on transferring all leases, services agreements, etc and will provide hard copy bills, contracts, and contact information for all services providers.

b)

Purchaser will provide locksmith for at the time of possession to change locks and be issued new keys.

c)

Purchaser and Individual will meet jointly with existing staff to discuss transition of owners at the time of possession set for on or about January 1, 2010.

d)

Individual agrees to conduct a transition meeting with Purchaser within three days of purchase to train Purchaser on all standard operating processes.

e)

Individual agrees to remain available for a period of 60 days for the purpose of being available  to assist with and resolve operational issues, if needed

f)

Individual confirms sole ownership and the right to sell the business and its’ assets listed herein.

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

g)

Individual confirms the lessor of the lease consents to its assignment to the Purchaser;

h)

Individual confirms all permits and licenses required for it to carry on the business are valid and active;

i)

Individual agrees that the business premises shall be in the same condition on the date of passing as they are currently in;

j)

The assets agreed to be bought and sold are sold free and clear of all liens, encumbrances and charges;

k)

The equipment is in good operating condition;

l)

Until the closing date of this agreement, Vendor shall not, without the written consent of Purchaser, dispose of or encumber any of the assets or property to be sold hereunder, with the exception of any transactions occurring in the ordinary course of business. The undertaking and assets agreed to be bought and sold will not be adversely affected in any material respect in any way, and Individual will not do anything before or after closing to prejudice the goodwill;

m)

The lease and all monthly bills will be delivered in good standing;

n)

The Individual has made full and fair disclosure in all material respects of any matter that could reasonably be expected to affect the Purchaser's decision to purchase the undertaking and assets agreed to be bought and sold on the terms set out this agreement;

o)

The Individual will execute such assignments, consents, clearances or assurances after the execution of this purchase agreement, such as all legal documents required for Purchaser to assume business name, at the Purchaser’s expense, as the Purchaser considers necessary or desirable to assure the Purchaser of the proper and effective completion of this agreement.

p)

Individual agrees to disclose to Purchaser not later than 3 days after purchase date, all trade secrets, customer lists, and technical information held or controlled by Individual and relating to the business sold hereunder.

6.

RISK

a)

The risk of loss or damage to the undertaking and assets agreed to be bought and sold remains with the Individual until the date of purchase.

b)

In the event of loss or damage to the tangible assets agreed to be bought and sold prior to purchase, at the option of the Purchaser, the replacement cost of the assets lost or damaged or any of them may be deducted from the total purchase price otherwise payable by the Purchaser under this agreement and the corresponding lost or damaged assets shall be excluded from the purchase and sale.

7.

NON-COMPETITION

7.1

The Individual covenants with the Purchaser that, in consideration of the purchase, the Individual will not operate a Sweepstakes type business or in any way aid and assist any other person to operate such a business in within 10 miles of 711 S. Main Street Walnut Cove, NC for a period of 2 years from the date of purchase.

8.

CLOSING DOCUMENTS

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

8.1

The Individual shall deliver to the Purchaser, in registrable form where applicable, the following closing documents (the "closing documents"), prepared or obtained at the Individual's expense, on or before closing:

a)

All records and financial data, including but not limited to any lists of customers and suppliers, relevant to the continuation of the business by the Purchaser;

b)

An executed copy of the lease and contact information for the assignment to Purchaser; and

c)

All employee data, utilities and vendor contracts, other assignments, consents, clearances or assurances as the Purchaser reasonably considers necessary or desirable to assure the Purchaser of the proper and effective completion of this agreement.

9.

MISCELLANEOUS

a)

In this agreement, the singular includes the plural and the masculine includes the feminine and neuter and vice versa unless the context otherwise requires.

b)

The capitalized headings in this agreement are only for convenience of reference and do not form part of or affect the interpretation of this agreement.

c)

If any provision or part of any provision in this agreement is void for any reason, it shall be severed without affecting the validity of the balance of the agreement.

d)

Time is of the essence of this agreement.

e)

There are no representations, warranties, conditions, terms or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.

f)

This agreement binds and benefits the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

g)

This agreement is governed by the laws of the North Carolina.

10.

ACCEPTANCE

11.1

This agreement executed on behalf of the Purchaser constitutes an offer to purchase which can only be accepted by the Individual by return of at least one originally accepted copy of agreement to the Purchaser on or before December 31, 2009 failing which the offer becomes null and void. If this offer becomes null and void or is validly revoked before acceptance or this agreement is not completed by the Purchaser for any valid reason, any deposit tendered with it on behalf of the Purchaser shall be returned without penalty or interest.

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

Executed Under Public Notary On December 31, 2009.

Signed, Sealed and Delivered in the Presence of:

INDIVIDUAL

PURCHASER

/s/ Brad Snyder

/s/ Wendy Connor

Authorized Signature

Authorized Signature

Partern/Owner

/s/ Chief Operating Officer

Brad Snyer, Individual Owner

Wendy Connor, Chief Operating Officer

/s/ Darren Carter

Authorized Signature

Partner/Owner

Darren Carter, Individual Owner

In testimony thereof I have here unto subscribe my name and affixed my official seal on the day and year aforesaid.

Notary Public

Agreement of Purchase and Sale of Business Assets

© Copyright Envision SBS. 2007. All rights reserved. Protected by the copyright laws of the United States & Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL BE SUED IN A COURT OF LAW.

APPENDIX: ASSET & EQUIPMENT LIST FOR WALNUT COVE SWEEPSTAKES

One 37 inch Sony LCD TV and mounting bracket

15 Sweepstake PC Terminals

4 Pot-o-Gold Sweepstakes Machines (Void- Paid for Separately)

1 Mgmt and POS system with cash drawer

1 refrigerator

1 coffee maker

15 Boss 8106 leather chairs with caster wheels

4 used upholstered height adjustable chairs for POG machines

Century Link DSL service and 1 phone line

Approx. 60 feet of countertops, 25” deep

POS counter

1 copy, printer, fax combination machine

1 Microwave

1 telephone

Agreement of Purchase and Sale of Business Assets